UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a party other than the Registrant	☐

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Payoneer Global Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2022 (May 24, 2022)

Payoneer Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40547	86-1778671
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 W 30th St New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 600-9272

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PAYO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.01 par value, at an exercise price of $11.50 per share	PAYOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the

Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On May 24, 2022, the Board of Directors (the “Board”) of Payoneer Global Inc. (the “Company”) approved the appointment of John Caplan, age 52, as the Company’s Co-Chief Executive Officer, effective as of May 25, 2022. Mr. Caplan has also been appointed as a director on the Board. In connection with Mr. Caplan’s appointment, the Company’s current Chief Executive Officer, Scott Galit, will serve as Co-Chief Executive Officer of the Company, alongside Mr. Caplan, effective as of May 25, 2022. In addition, in connection with Mr. Caplan’s appointment to the Board, the number of directors serving on the Board has been increased from eight directors to nine directors. Effective as of May 25, 2022, Mr. Caplan will serve as a Class II director with a term expiring at the Company’s Annual Meeting of Stockholders in 2023.

Prior to his appointment, Mr. Caplan served as President North America and Europe at Alibaba.com, a business unit of the Alibaba Group (NYSE: BABA) since September 2018. Previously, Mr. Caplan was the founder and Chief Executive Officer of OpenSky, a SMB software and services firm, from 2009 until 2018, after Alibaba purchased a majority stake of OpenSky in 2017. Prior to founding OpenSky, Mr. Caplan held various leadership roles, including as Chief Executive Officer of Ford Models, Inc., a fashion talent agency, from 2002 to 2009, and CMO of About.com, an internet publishing business, from 1998 to 2001. Mr. Caplan holds a Bachelor’s degree in English from the University of Rochester.

In connection with his appointment as the Co-Chief Executive Officer of the Company, Mr. Caplan and Payoneer Inc. have entered into an employment agreement dated May 24, 2022 (the “Caplan Employment Agreement”). Under the Caplan Employment Agreement, Mr. Caplan will have an initial annual base salary of $475,000 and a target annual bonus opportunity equal to 100% of his annual base salary. In addition, as soon as practicable following Mr. Caplan commencing employment with the Company, he will be granted an equity award under the Company’s 2021 Omnibus Incentive Plan consisting of (i) 2,000,000 restricted stock units (“RSUs”), that will service-vest over a four-year period, 25% on May 25, 2023 and the remainder in 12 equal quarterly installments thereafter (such service-vesting schedule, “Standard Service Vesting”), (ii) up to a maximum of 2,500,000 RSUs that vest based on both the achievement by the Company of certain stock price targets and satisfying the Standard Service Vesting requirements and (iii) 500,000 stock options, subject to Standard Service Vesting.

If Mr. Caplan is terminated without cause or resigns for good reason (each as defined in the Caplan Employment Agreement), he will be entitled to receive the following severance payments and benefits, subject to his execution and non-revocation of a release of claims:

•	Base salary continuation for 12 months;

•	Continued participation in the Company’s benefit plans and Company-paid health insurance plans for 12 months; and

•	Continued vesting of all outstanding equity awards for 12 months.

The description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

(e)

The Board of Directors approved an amendment effective as of May 25, 2022 (the “Galit Employment Agreement Amendment”) to the Amended and Restated Employment Agreement by and between Mr. Galit and the Company dated as of June 25, 2021 (the “Original Employment Agreement”). The Amendment provides that Mr. Galit’s new title will be Co-Chief Executive Officer of the Company and amends the definition of “good reason” in the Original Employment Agreement in a manner such that Mr. Galit’s transition to the role of Co-Chief Executive Officer of the Company will not constitute a material diminution in his title, responsibilities or authority that would otherwise have triggered Mr. Galit’s good reason rights thereunder.

The description of the Galit Employment Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Galit Employment Agreement Amendment attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On May 25, 2022, the Company issued a press release announcing Mr. Caplan’s hiring, a copy of which is attached hereto as Exhibit 99.1. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1       Employment Agreement, dated May 24, 2022, by and between Payoneer Inc. and John Caplan

Exhibit 10.2       Amendment #1 to Amended and Restated Employment Agreement, dated May 24, 2022, by and between Payoneer Inc. and Scott Galit

Exhibit 99.1       Press Release issued by Payoneer Global Inc., dated May 25, 2022

Exhibit 104        Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYONEER GLOBAL INC.

May 25, 2022	By:	/s/ Scott Galit
Name: Scott Galit
Title: Chief Executive Officer

Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of the 24th day of May, 2022, by and between Payoneer Inc., a Delaware Corporation (the “Company”), and Mr. John Caplan (the “Executive”), residing at [******].

WHEREAS, the Company desires to employ the Executive and the Executive has indicated his willingness to be employed by the Company, on the terms and conditions set forth herein;

NOW, THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Employment. The Company agrees to employ the Executive and the Executive agrees to be employed by the Company on the terms and subject to the conditions hereinafter set forth. Subject to the terms and conditions contained herein, the Executive shall serve as the co-Chief Executive Officer (co-CEO) of Payoneer Global Inc. (the “Parent” or “Payoneer”), together with such additional duties as may be required from time to time by the Parent’s Board of Directors (the “Board”). Payoneer and Executive have agreed that the Executive will assume all Payoneer CEO responsibilities no later than the end of 2023. In addition, as soon as reasonably practicable, Payoneer will nominate Executive to become a member of the Board. During the term of this Agreement, Executive’s principal location of employment shall be located in New York, New York.

2. Term. The Executive's employment with the Company will commence effective as of May 25,2022 (the “Effective Date”) and continue until it is terminated pursuant to the provisions of Section 6 hereof (the “Employment Term”).

3. Compensation. During the Employment Term, the Executive shall be entitled to the following compensation and benefits (“Compensation”):

(a) Salary. The Company shall pay the Executive a monthly salary, based on a gross annual salary of Four Hundred Seventy-Five Thousand dollars (US$ 475,000.00) (the “Salary”). The Salary shall be payable in accordance with the payroll practices of the Company as the same shall exist from time to time.

(b) Performance Bonus. The Company shall pay the Executive an annual performance bonus based on the Parent’s achievement of targets and milestones as determined by the Compensation Committee of the Board , in a gross annual amount equal to 100% of the Salary (the “Performance Bonus”). The Performance Bonus, if any, shall be paid at the end of every budget year, in accordance with the Company’s year end pay cycle, subject to achievement in full of the targets and milestones determined as aforesaid. Executive will be eligible to receive a pro-rata portion of the Performance Bonus to the extent earned in any year that he performs services for the Company for less than the full year, in accordance with the portion of the year during which his services were performed, and further, provided he is employed on the final day of that given fiscal year, the Company shall pay earned Performance Bonuses to Executive at the same time as performance bonuses are paid to other Payoneer executives.

(c) Vacation and Sick Days. The Executive shall be entitled to twenty (20) working days of paid vacation and up to seven (7) working days of paid sick-leave in each calendar year, which may be taken in accordance with the Company's vacation policy as in effect from time to time.

(d) Expenses. The Company will reimburse the Executive for reasonable and necessary out-of-pocket expenses incurred by the Executive in furtherance of the Company’s business, in accordance with the Company’s business and travel policy (including accessories such as mobile phone and laptop expenses).

(e)  Benefits; Indemnification. The Executive shall be entitled to receive health insurance coverage for himself and for the Executive’s immediate family (i.e., spouse and children), subject to the Company policy then in effect (including in respect to deductible/participation by the insureds). During the Employment Term and thereafter, the Company agrees that it and/or the Parent shall enter into an indemnification agreement and be provided with Directors & Officers liability insurance coverage in substantially the same form and under the same insurance coverage provided to the Board members and Parent’s other most senior executive officers.

The Executive shall bear all the taxes and compulsory payments applicable to him and payable with respect to the Compensation. All the amounts specified in this Agreement are gross and the Company shall withhold from the Compensation any amount required to be withheld under any applicable law.

4. Equity Awards. As soon as reasonably practicable following the Effective Date, the Executive will be granted an equity grant including (i) RSUs with standard time-based vesting; (ii) RSUs with vesting based on achieving certain stock price targets in addition to standard time based vesting; and (iii) stock options with standard time-based vesting; all under the Payoneer Global Omnibus Incentive plan (the “Plan”) as detailed in Appendix A (the “Equity Awards”), with each granted RSU and option representing a right to receive one Share of Payoneer, subject to the terms of the Plan and the Award Agreement. Standard time-based vesting means, unless otherwise specified, Equity Awards shall vest over a four-year period, with 25% of the Equity Award vesting on the first anniversary of the Effective Date, and the remaining 75% vesting quarterly over the subsequent three-year period thereafter. The Equity Awards and any future stock options granted to Executive by Payoneer and vested at the time of termination of service shall be exercisable for a period of twelve (12) months after the Executive's employment is terminated by the Company without Cause (as defined in Section 6) or the Executive resigns for Good Reason (as defined in Section 6),(or the ten year expiration date, if earlier). Notwithstanding the terms of any document to the contrary, (i) in the event that a “Change in Control” (as defined in the Plan) occurs during the Executive’s employment with the Company, fifty (50%) of the then outstanding unvested Equity Awards and Executive’s other

Payoneer issued equity compensation awards shall vest effective as of the closing date of the Change in Control, and (ii) in the event that (a) a Change in Control occurs or any other similar event pursuant to which the Company has terminated Payoneer issued options, RSUs and/or other stock awards (without consideration sufficient to cover the value of such options, RSUs and/or other stock awards) occurs, and (b) the surviving corporation or the acquiring corporation fails to either (A) assume any or all of Executive’s Payoneer issued options, RSUs and/or other stock awards or (B) substitute awards of similar value for Executive’s Payoneer issued options, RSUs and/or other stock awards (it being understood that similar awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Parent, as the case may be, pursuant to the Change in Control or other such event), then one hundred percent (100%) of the unvested portion of Executive’s Equity Awards and Executive’s other Payoneer issued stock awards shall immediately vest as of the date immediately preceding the Change in Control or other such event.

In the event of a Change in Control, and if the Executive's employment is terminated by the Company or the successor company without Cause (as defined in Section 6) or Executive resigns for Good Reason (as defined in Section 6), in each case as of or within 3 months before to 12 months following the closing of the Change in Control, , all of the then outstanding unvested Equity Awards and Executive’s other Payoneer issued equity compensation awards shall vest effective as of the date immediately preceding the date of Executive’s termination of employment.

Following the first anniversary of the Executive’s employment, the Executive will be eligible to be considered by the Compensation Committee of the Board for further annual equity grants commensurate with the Company’s equity compensation policy. Capitalized terms used in this Section 4 and not otherwise defined herein shall bear the meaning ascribed to such terms under the Plan.

  5. Exclusivity. During the Employment Term, the Executive shall devote substantially all of his full time to the business of Payoneer, shall faithfully serve Payoneer, all in accordance with the terms of this Agreement. The Executive agrees, to the best of his ability and experience, to loyally and conscientiously perform all of the duties and obligations required of and from the Executive, and to the reasonable satisfaction of the Company. During the Employment Term, the Executive will devote substantially all of his business time and attention to the business of Payoneer, and will not render commercial or professional services of any nature to any person or organization that would create a conflict of interest with Payoneer without the prior written approval of the Board. Notwithstanding the above, the Executive may continue, on his own time, at his own expense and so as to not materially interfere with his duties and responsibilities at Payoneer to (i) serve as an advisory board member or board of directors member at other companies that are not competitive in any manner to the Company, (ii) accept speaking or presentation engagements in exchange for honoraria, and (iii) participate in civic, educational, charitable or fraternal organizations, as listed in Appendix B attached hereto, or such other organizations or activities pre-approved by the Board (which approval shall not be withheld unreasonably). By signing this Agreement, the Executive confirms that he has no contractual commitments or other legal obligations that would prohibit him from performing his duties under this Agreement.

6.   Termination.

(a) Death; Disability. The Executive’s employment shall automatically terminate upon his death. The Company shall have the right to terminate this Agreement at any time in the event of a disability (mental or physical) or illness, which incapacitates the Executive and renders him unable to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, as determined by the Board in good faith (“Disability”).

(b) Termination by the Company. The Company may terminate the Executive’s employment at any time, with or without Cause (as defined herein), by providing notice of termination to the Executive. Termination by the Company for any of the following reasons (each of which is referred to herein as “Cause”) will be effective upon written notice by the Company, subject to any cure period stated herein: (i) repeated refusal, failure or neglect by Executive to perform the material duties of his employment or to follow the lawful directions of the Board (other than by reason of the Executive’s physical or mental illness or impairment), provided that such event of “Cause” shall be deemed to occur under this clause (i) only after the Company gives notice thereof to the Executive, specifying in reasonable detail the conduct constituting “Cause”, and the Executive’s failure to cure and correct his conduct within 15 days after such notice;  (ii) commission by the Executive of any act of fraud or embezzlement, provided that such event of “Cause” shall be deemed to occur only after the Company has given 15 days’ notice thereof to the Executive, specifying in reasonable detail the instances of such conduct, and Executive had been provided the opportunity to be heard at a meeting of the Board within 15 days of the date of such notice; (iii) breach by the Executive of any employee non-disclosure, non-competition or assignment of inventions agreement entered into during the period of Executive's employment with the Company (including provisions to such effect set forth in this Agreement) that results in a material detriment to the Company; (iv) the Executive’s conviction of (or plea of guilty or nolo contendere to) a felony or commission of other acts causing or likely to cause a material detriment to the reputation, goodwill or business of the Company (regardless of whether such act occurred prior to, on or following the Effective Date); (v) habitual abuse of alcohol or drugs; (vi) misrepresentation by Executive, including with respect to any matters cited to or otherwise referenced in the D&O questionnaire (and the related rider to the D&O questionnaire) submitted prior to employment and verbal representations made by Executive to the Company relating thereto; or (vii) Executive becoming subject to any litigation or other similar investigation relating to any of Executive’s prior employment, that materially impairs his ability to perform material duties of his employment. Notwithstanding the foregoing, no failure of Executive or the Company to achieve performance goals, alone, shall be treated as a basis for termination of his employment for Cause.

(c) Resignation. The Executive shall have the right to terminate his employment at any time by providing notice to the Company by delivering 180 days’ advance written notice of termination to the Company. Following the Executive’s resignation for any reason, the Company shall have the right, in its discretion, to require that the Executive cease to work during all or part of the applicable notice period. The Executive shall have the right to terminate his employment for Good Reason for any of the following reasons (each of which is referred to herein as “Good Reason”): (i) a material reduction to Executive’s Salary or Performance Bonus opportunity other than a reduction in Salary or Performance Bonus opportunity, which shall not exceed 15% in the aggregate, that also is applied to substantially all of Payoneer’s other senior executive officers; (ii) a material diminution, without his written consent, of his position, title, authority, duties or responsibilities as indicated herein, provided that, in no event will a diminution of position, title, authority, duties or responsibilities occur solely as a result of a Change in Control that results in Executive being the most senior executive officer of Payoneer (or the entity succeeding Payoneer) as a private company under the acquiring company or of a business unit succeeding Payoneer if Payoneer becomes a business unit of the acquiring company, with responsibility for the operations and management of such entity or such business unit, subject to reasonable oversight; or (iii) involuntary relocation of his then current principal place of business to a location more than thirty five (35) miles from his current principal place of business. Executive may terminate his employment for Good Reason by providing the Company written notice setting forth in reasonable specificity the event that constitutes Good Reason, within ninety (90) days of the occurrence of such event. During such thirty (30) day notice period, the Company shall have the opportunity to cure (if curable) the event that constitutes Good Reason, and if not cured within such period, Executive’s termination will be effective upon the expiration of such cure period. To the extent Executive’s primary place of business is not the Company’s corporate offices or facilities due to a shelter-in-place order, quarantine order, or similar work-from-home requirement that applies to Executive, Executive’s primary place of business, from which a change in location under the foregoing clause (iii) will be measured, will be considered the Company’s office or facility location where Executive’s employment with the Company primarily was based immediately prior to the commencement of such shelter-in-place order, quarantine order, or similar work-from-home requirement.

(d) In the event of the termination of the Executive’s employment hereunder by the Company without Cause (as defined above) or the resignation by Executive for Good Reason, subject to the Executive’s execution and non-revocation of a general release of claims against the Company substantially in the form attached hereto as Appendix C (the “Release”), the Company will continue to pay the Executive, in accordance with the Company’s customary payroll practices, his base salary then in effect, and continue to cover the cost of his participation in the Company’s benefit plans and company-paid health insurance plans, for twelve (12) additional months following the effective date of notice of the termination or resignation of the Executive's employment with the Company, and all of the Executive’s then outstanding Equity Awards and all other Parent issed equity awards will continue to vest during such twelve month period. The termination of the Executive’s employment will become effective upon the lapse of such twelve-month period, at which time the Executive will be required to execute a re-affirmation of the Release. At the option of the Company, the Executive shall during such period either continue with all or part of his duties or remain absent from the premises of the Company.

(e) Survival of Operative Sections. Upon any termination of the Executive's employment, the provisions of Sections 7 through 14 of this Agreement shall survive to the extent necessary to give effect to the provisions thereof.

7. Secrecy and Non-Competition.

(a) No Competing Employment. The Executive acknowledges that the agreements and covenants contained in this Section are essential to protect the value of Payoneer's business and assets and by his current employment with the Company and its subsidiaries. The Executive has obtained and will obtain such knowledge, contacts, know-how, training and experience and there is a substantial probability that such knowledge, know-how, contacts, training and experience could be used to the substantial advantage of a competitor of Payoneer and its subsidiaries and to any of their substantial detriment. Therefore, the Executive agrees that for a period commencing on the date of this Agreement and ending on the first anniversary of the date of termination of the Executive's employment hereunder in case of Executive's resignation, or for as long as severance is being paid by Company in case of Executive's termination by the Company under Section 6 (d) (respectively referred to as the “Restricted Period”), the Executive shall not, in any state or other geographic region in which Payoneer and its subsidiaries engaged in business activities at any time during the Employment Term, participate or engage, directly or indirectly, for himself or on behalf of or in conjunction with any person, partnership, corporation or other entity, whether as an executive, agent, officer, director, shareholder, partner, joint venturer, investor or otherwise, in any business activities which directly competes with Payoneer and its subsidiaries business activities (the “Restricted Business”). For the purposes of this Section 7(a), Payoneer and its subsidiaries’ business activities shall be defined as Payoneer’s respective product lines that either (i) generate more than ten percent (10%) of Payoneer’s revenues or (ii) constitute the then current or planned strategic initiative of Payoneer.  Notwithstanding the foregoing, the following shall not be deemed a breach of this Section 7(a): (i) owning, directly or indirectly, solely as an investment, up to three percent (3%) of any class of securities of any business (whether public or private) that is engaged in the Restricted Business; (ii) owning a passive equity interest in a private debt or equity investment fund in which Executive does not have the ability to control or exercise any managerial influence over such fund; (iii) any activity consented to in advance in writing by the Company; (iv) performing speaking engagements and receiving honoraria in connection with such engagements; or (v) providing services to any government agency, college, university, or other non-profit research organization.

(b) Nondisclosure of Confidential Information. The Executive, except in connection with his employment hereunder, shall not disclose to any person or entity or use, either during the Employment Term or at any time thereafter, any information not in the public domain or generally known in the industry, in any form, acquired by the Executive while employed by the Company or any predecessor to the Company's business or, if acquired following the Employment Term, such information which, to the Executive's knowledge, has been acquired, directly or indirectly, from any person or entity owing a duty of confidentiality to the Company, or any of its subsidiaries or affiliates, relating to the Company, its subsidiaries or affiliates, including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company's products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the business of the Company, or any subsidiaries or affiliates thereof. The Executive agrees and acknowledges that all of such information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company, and upon termination of his employment with the Company, the Executive shall return to the Company the originals and all copies of any such information provided to or acquired by the Executive in connection with the performance of his duties for the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained and/or originated by the Executive during the course of his employment. “Confidential Information” does not include information that: (a) is in the public domain through no fault of Executive; or (b) is independently developed without use of or reference to the Confidential Information, as shown by written records and other competent evidence prepared contemporaneously with such independent development.

Without limiting the generality of the foregoing, nothing in this Agreement, including this Section 7, precludes or otherwise limits the Executive’s ability to (A) communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the Securities and Exchange Commission (the “SEC”) or any other federal, state or local governmental agency or commission (“Government Agency”) or self-regulatory organization regarding possible legal violations, without disclosure to the Company, or (B) disclose information which is required to be disclosed by applicable law, regulation, or order or requirement (including without limitation, by deposition, interrogatory, requests for documents, subpoena, civil investigative demand or similar process) of courts, administrative agencies, the SEC, any Government Agency or self-regulatory organizations, provided that the Executive provides the Company with prior notice of the contemplated disclosure and cooperates with the Company in seeking a protective order or other appropriate protection of such information. Neither the Company nor any of its subsidiaries or affiliates may retaliate against the Executive for any of these activities. Furthermore, pursuant to the Defend Trade Secrets Act of 2016, the Executive and the Company acknowledge and agree that the Executive shall not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law, or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, and without limiting the preceding sentence, if the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the trade secret to the Executive’s attorney and may use the trade secret information in the court proceeding, if the Executive (X) files any document containing the trade secret under seal and (Y) does not disclose the trade secret, except pursuant to court order.

(c) No Interference. During the Employment Term, and for a period of twelve (12) months following the termination of Employment, the Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company), directly or indirectly solicit, endeavor to entice away from the Company, or its subsidiaries, or otherwise directly interfere with the relationship of the Company, or its subsidiaries with any person who, to the knowledge of the Executive, is employed by or otherwise engaged to perform services for the Company, or its subsidiaries or who is, or was within the then most recent twelve (12)-month period, a customer or client, of the Company, its predecessors or any of its subsidiaries.

(d) Inventions, etc. The Executive hereby sells, transfers and assigns to the Company or to any person or entity designated by the Company all of the entire right, title and interest of the Executive in and to all inventions, ideas, disclosures, improvements and business opportunities, whether patented or unpatented, and copyrightable material, made or conceived by the Executive, solely or jointly, during his employment by the Company which relate to methods, apparatus, designs, products, processes or devices, sold, leased, used or under consideration or development by the Company, or which otherwise relate to or pertain to the business, functions or operations of the Company or which arise from the efforts of the Executive during the course of his employment for the Company. The Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and the Executive shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be necessary or required of the Executive to permit the Company, or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereof.

(e) Non-disparagement. At any time either during the Employment Term or at any time thereafter, the Executive shall not, in any communications with the press or other media or any communications with any customer, client, supplier or other current or prospective business relations of the Company, or any of its subsidiaries and affiliates, criticize, ridicule or make any statement which disparages or is derogatory of the Company, its subsidiaries and affiliates or any of its respective directors, managers or officers. At any time either during the Employment Term or at any time thereafter, Payoneer shall instruct its directors and executive officers to not, in any communications with the press or other media or any communications with any customer, client, supplier or other current or prospective business relations of Payoneer, or any of its subsidiaries and affiliates, criticize, ridicule or make any statement which disparages or is derogatory of Executive, except as required by law.

(f) Reasonableness of Restrictions. The Executive acknowledges that the restrictions set forth in this Section 7 are intended to protect the Company’s interests in its confidential information, intellectual property and established employee, customer and supplier relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose.

8. Representations and Warranties of the Executive. The Executive represents and warrants to the Company as follows:

(a) This Agreement, upon execution and delivery by the Executive, will be duly executed and delivered by the Executive and (assuming due execution and delivery hereof by the Company) will be the valid and binding obligation of the Executive enforceable against the Executive in accordance with its terms.

(b) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor the performance of this Agreement in accordance with its terms and conditions by the Executive (i) requires the approval or consent of any other person or entity; (ii) conflicts with or results in any breach or violation of, or constitutes (or with notice or lapse of time or both would constitute) a default under, any agreement, instrument, judgment, decree, order, statute, rule, permit or governmental regulation applicable to the Executive. Without limiting the generality of the foregoing, the Executive is not a party to any non-competition, non-solicitation, no hire or similar agreement that restricts in any way the Executive's ability to engage in any business or to solicit or hire the officers or employees of any person. For purposes of federal immigration law, Executive will be required to provide the Company with documentary evidence of his identity and eligibility for employment in the United States. Such documentation must be provided to the Company within three (3) business days of the date of this Agreement, or the employment hereunder may be terminated without further payments.

The representations and warranties of the Executive contained in this Section shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

9. No Third-Party Beneficiaries. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties, including, but not limited to, the Executive's heirs and the personal representatives of the Executive's estate; provided, however, that neither party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party.

10. Waiver and Amendments. Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto, which writing explicitly states the intent of the parties hereto to supplement the terms herein. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

11. Injunctive Relief. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in Section 8 hereof may result in material irreparable injury to the Company, or its subsidiaries or affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction, restraining the Executive from engaging in activities prohibited by Section 7 hereof or such other relief as may be required specifically to enforce any of the covenants in Section 7 hereof.

12. Severability and Governing Law. The Executive acknowledges and agrees that the covenants set forth in this Agreement are reasonable and valid in geographical and temporal scope and in all other respects. If any of such covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

13. Notices.

(a) All communications under this Agreement shall be in writing and shall be delivered by hand or e-mailed (provided that if notice is sent by such means, the recipient is required to acknowledge receipt, with an automatic response such as a “read receipt” not constituting acknowledgment for purposes of this section) or mailed by overnight courier or by registered or certified mail, postage prepaid:

(1) if to the Executive, at [*****], or by email to: [*****] or at such other address or emails as the Executive may have furnished the Company in writing,

(2) if to the Company, at 150 W 30th Street, New York NY 10001, email: [*****], or at such other address or email as it may have furnished in writing to the Executive.

(b) Any notice so addressed shall be deemed to be given: if delivered by hand or email, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

14. Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, affect the meaning or interpretation of this Agreement or of any term or provision hereof.

15. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto regarding the employment of the Executive. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings, offers and agreements between the parties relating to the subject matter of this Agreement.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

/s/ Scott Galit	/s/ John Caplan
Payoneer Inc.	John Caplan

By: Scott Galit
Title: Chief Executive Officer

Acknowledged and agreed by:

/s/ Scott Galit
Payoneer Global Inc.

By: Scott Galit
Title: Chief Executive Officer

Appendix A

Equity Awards

1.	2 million Restricted Stock Units - Standard Time-Based Vesting

2.	Restricted Stock Units – Stock Price Performance plus Standard Time-Based Vesting

Target Price	Number of RSUs
$9.00	500,000
$11.00	500,000
$13.00	500,000
$15.00	500,000
$20.00	500,000

3.	500,000 Stock Options – Standard Time-Based Vesting, exercise price per share set at market closing price on grant date .

* To achieve Stock Price Performance Vesting target, the closing price of PAYO stock must be at or above the Target Price for a minimum of 20 out of 30 consecutive trading days.

Appendix B

Sendle, chair

Oscar Heyman & Brothers, board member

Clyde, board member

Caroo, board member

Propel, board member

Non-profit:

NeighborShare, board member

Appendix C

Form of Release

[__________________, 20__]

John Caplan
[ADDRESS]

Re: Confidential Separation and Release Agreement

Dear John:

This letter constitutes the confidential separation and release agreement (this “Agreement”) that Payoneer Inc. (the “Company”) is offering to you (“you”) to aid in your employment transition. The obligations of the Company to provide severance benefits pursuant to this Agreement will not become effective until the Effective Date as provided in Article 11 below. The Company and you shall sometimes be referred to collectively as the “Parties” or individually as the “Party.”

ARTICLE 1 Separation Date. Your last day of work with the Company and your employment termination date will be [_________________, 20__] (the “Separation Date”).

ARTICLE 2 Accrued Salary and Vacation. As soon as practicable following the Separation Date, the Company will pay you all accrued salary, earned but unpaid bonuses, all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to these payments regardless of whether or not you sign this Agreement.

ARTICLE 3 Severance. Provided you sign and return this Agreement and do not revoke it during the Revocation Period described below in Section 11, the Company will pay you the severance benefits to which you are entitled to as set forth in Section 4 and/or Section 6(d) of your Employment Agreement effective as of April [__], 2022 (the “Employment Agreement”).

ARTICLE 4 Health Care Continuation Coverage. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you may be eligible to continue your group health insurance benefits at your own expense (after any period during which the Company is reimbursing for certain medical costs pursuant to the terms of the Employment Agreement) regardless of whether you sign this Agreement. Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish.

ARTICLE 5 Other Compensation or Benefits. Other than the severance amounts described above in Article 3, you acknowledge that no other payments or benefits shall be due and owing to you from the Released Parties (as defined below in Article 11), for any reason whatsoever. You specifically acknowledge that you have received all wages and benefits accrued through the day you have executed this Agreement.

ARTICLE 6 Expense Reimbursements. You agree that, within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice. You are entitled to these payments regardless of whether or not you sign this Agreement.

ARTICLE 7 Nondisclosure, No Interference, Non-Competition and Non-Disparagement Obligations. Both during and after your employment you acknowledge your continuing obligations under the restrictive covenants set forth in Section 7 of the Employment Agreement.

ARTICLE 8 Confidentiality. The provisions of this Agreement will be held in strictest confidence by you and will not be publicized or disclosed in any manner whatsoever; provided, however, that you may disclose this Agreement (a) to your immediate family; (b) to your creditors, attorney, accountant, auditor, tax preparer, and financial advisor in confidence (subject to them agreeing to the same confidentiality restrictions set forth in this Article 8); and (c) insofar as such disclosure may be required by law.

ARTICLE 9 No Voluntary Adverse Action. You agree that you will not voluntarily provide assistance, information or advice, directly or indirectly (including through agents or attorneys), to any person or entity in connection with any claim or cause of action of any kind brought against the Company, nor shall you induce or encourage any person or entity to bring such claims; provided that, you may respond accurately and fully to any questions, inquiry or request for information when required by legal process (e.g., a valid subpoena or other similar compulsion of law) or as part of a government investigation. Nothing in this Article 9 is intended to prevent you from taking any action that is protected by federal, state or local statute or law, including, but not limited to, filing any charge or cooperating with the U.S. Equal Employment Opportunity Commission; provided, however, that pursuant to Article 11 below, you hereby waive any and all monetary relief from any such filing or cooperation.

ARTICLE 10 No Admissions. Nothing contained in this Agreement shall be construed as an admission by you or the Company of any liability, obligation, wrongdoing or violation of law.

ARTICLE 11 General Release of Claims. In exchange for the payments and benefits, and other consideration provided to you by this Agreement that you are not otherwise entitled to receive, you, on behalf of yourself, your spouse and child or children (if any), agents, representatives, attorneys, assignees, heirs, beneficiaries, devisees, executors, administrators and successors in interest, hereby generally and completely release and forever discharge Payoneer Global Inc. (the “Parent”), the Company and all of its current, former, and future owners, directors, officers, members, managers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns and past, present, and future owners, directors, officers, members, managers, shareholders, agents, associates, representatives, employees, attorneys, insurers, and any other predecessors, successors, assigns, or legal representatives of any of them (all of the above collectively, the “Released Parties”), to the extent permitted by law, from any and all debts, demands, actions, causes of actions, accounts, covenants, contracts, agreements, claims, damages, omissions, promises, and any and all claims and liabilities whatsoever, of every name and nature, known or unknown, suspected or unsuspected, both in law and equity (“Claims”), which you ever had, now have, or may hereafter claim to have against the Released Parties by reason of any matter, cause or thing whatsoever arising from the beginning of time to the time you sign this Agreement (the “Release”). This Release shall apply to any Claim of any type, including, without limitation, any and all Claims of any type that you may have arising under the common law, under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Section 1981 of Title 42 of the United States Code, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), the Americans With Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Genetic Information Nondiscrimination Act, the Fair Labor Standards Act, the Employee Retirement Income

Security Act of 1974, the Sarbanes-Oxley Act of 2002, the Equal Pay Act, the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act, the Occupational Safety and Health Act, the Uniformed Services Employment and Reemployment Rights Act, the Fair Credit Reporting Act, the New York State Human Rights Law, the New York City Human Rights Law, the New York Labor Code, the New York State Worker Adjustment and Retraining Notification Act, Section 125 of the New York Workers’ Compensation Law, and the New York State Constitution, each as amended, and any other federal, state or local statutes, regulations, ordinances or common law, or under any policy, agreement, contract, understanding or promise, written or oral, formal or informal, between any of the Released Parties and you, and shall further apply, without limitation, to any and all Claims in connection with, related to or arising out of your employment, or the termination of your employment, with the Company, and all Claims for alleged tortious, defamatory or fraudulent conduct.

You further acknowledge and agree that except for the rights and obligations created by this Agreement no other payments or benefits, of any nature, are due to you from any of the Released Parties for any reason whatsoever, and the Released Parties shall have no other obligations to you. You further understand and acknowledge that you cannot and will not file any cause of action, claim, charge or lawsuit for the purpose of obtaining any monetary award, reinstatement of his employment or for any equitable relief. You also understand and acknowledge that you shall not seek or apply for re-employment with any of the Released Parties. You further understand and acknowledge that the term “employment” in this Agreement shall refer to any and all services you provided to any of the Released Parties, whether in the capacity of employee or otherwise.

You further acknowledge and understand that you are not releasing any claim that cannot be waived under applicable state or federal law. You are not releasing any claims for breach of this Agreement. You are not releasing (i) any rights that you have to be indemnified (including any right to reimbursement of expenses) arising under applicable law and the Company’s governance documents, any indemnification agreement between you and the Company, or any directors’ and officers’ liability insurance policy of the Company or with respect to any right to equity in the Company held by you, pursuant to an applicable written grant, purchase or award agreement, (ii) any claims for unemployment or workers’ compensation benefits; (iii) your rights following the date hereof with respect to any vested equity interests you hold in the Company or any of its past or present affiliates; and (iv) any rights to vested benefits under any applicable retirement plan, or any other vested rights you may have under the employee benefit plans, programs, or policies of the Company and its affiliates.

ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA (“ADEA Waiver”). You also acknowledge that you fully understand the terms, conditions, and provisions of this Agreement. You also acknowledge that you have freely and voluntarily entered into this Agreement without any threat, coercion, or intimidation by any person. You further acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing, as required by the ADEA, that: (a) your ADEA Waiver does not apply to any rights or claims that arise after the date you sign this Agreement; (b) you are not waiving your right, if any, to file a complaint or charge with the EEOC or participate in any investigation or proceeding conducted by the EEOC with respect to an age discrimination claim that arose prior to the Effective Date of this Agreement, but are waiving your right to recover damages or to seek reinstatement pursuant to such complaint or charge; (c) this provision does not purport to waive ADEA rights or claims that may arise from acts or events occurring after the Effective Date of this Agreement; (d) you should consult with an attorney prior to signing this Agreement; (e) you have 21 days to consider this Agreement (although you may choose to voluntarily sign it sooner provided it is not prior to the first day after your Separation Date); (f) you have seven (7) days following the date you sign this Agreement to revoke it (“Revocation Period”), with such revocation to be effective only if you deliver written notice of revocation to the Company at within the seven day period; and (e) this Agreement will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after you sign this Agreement (“Effective Date”).

You also understand that the foregoing paragraph does not apply to any challenge you may make regarding the knowing and voluntary nature of the release of your claim for age discrimination, if any, under the ADEA. You also understand, however, that if you pursue a claim against any of the Released Parties for age discrimination under the ADEA, a court has the discretion to determine whether any of the Released Parties are entitled to restitution, recoupment, or setoff against a monetary award obtained by you in any proceeding. You also recognize that, as a result of such challenge, the Released Parties may be entitled to recover costs and attorneys’ fees incurred by them as specifically authorized under applicable law.

Notwithstanding the foregoing, you further understand that nothing contained in this Agreement limits your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, or any other federal, state or local governmental agency or commission (“Government Agencies”) but is waiving your right to recover damages or to seek reinstatement pursuant to such complaint or charge. You further understand that this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit your right to receive an award for information provided to any Government Agencies.

ARTICLE 12 No Pending Charges. You represent that you have no pending complaints, actions, charges or claims of any nature against the Released Parties, or any of them, based on or related to any events or actions that occurred prior to the execution of this Agreement. Except as set forth in Article 11 above, you agree not to file any complaints, actions, charges or claims of any nature against any one or more of the Released Parties relating to any event or alleged event, including, but not limited to, those arising from your employment by the Company and/or its termination, which occurred from the beginning of time until the execution of this Agreement by you. Additionally, you agree that should any person or entity file or cause to be filed any civil action, suit, arbitration, or legal proceeding seeking equitable or monetary relief concerning any aspect of your employment relationship with the Company or the termination of that employment, you will not seek or accept any personal relief from or as the result of such civil action, suit, arbitration, or legal proceeding.

ARTICLE 13 Other Representations and Warranties.

13.1   No Representations. Each Party represents and warrants that, except as expressly set forth herein, no representations of any kind or character have been made to induce it to execute and enter into this Agreement.

13.2   Legal Advice and Voluntary Execution. Each Party represents and warrants that it: (a) had the opportunity to obtain legal advice from legal counsel of its choice before entering into this Agreement, (b) has read the contents of this Agreement; (c) fully understands the terms and consequences of this Agreement; (d) enters this Agreement voluntarily; and (e) shall not deny the validity of this Agreement on the grounds that it did not have advice of counsel or did not voluntarily and knowingly enter into this Agreement and agree to each of its terms.

13.3   Notice. All notices hereunder shall be in writing and delivered either personally, by United States registered or certified mail, postage prepaid and return receipt requested, by facsimile or electronically transmitted (for example: pdf files).

To Executive at the address set forth in the Company’s records.

If to the Company:
150 W. 30th Street
New York, NY 10001

13.4   No Admission of Liability. Each Party agrees that this Agreement and the terms, conditions and recitals contained herein are a good faith compromise of disputed claims and are not to be construed as an admission of liability on the part of any Party, or of any violation of any agreement, policy, procedure, or state or federal law or regulation, all such liability being specifically and expressly denied.

13.5   Governing Law, Jurisdiction, Venue and Enforcement of Agreement. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York, without regard to principles of conflict of laws. The Parties expressly consent to jurisdiction and venue in New York City, New York and waive any defenses related thereto.

13.6   No Strict Construction. This Agreement shall be deemed prepared by all Parties and no contrary presumption, interpretation or construction shall arise in the event of any ambiguity or uncertainty thereof.

13.7   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original document, and all of which, when taken together, shall constitute a single document. Fax signatures and electronically transmitted signatures (for example: pdf files) shall constitute original signatures for the purpose of this Agreement.

13.8   Entire Agreement. Except for those provisions of the Employment Agreement that expressly survive your termination of employment with the Company (including, for the avoidance of doubt, the restrictive covenants set forth in Section 7 of the Employment Agreement that are affirmed in Article 7 of this Agreement), this Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and fully supersedes any and all prior understandings, representations, warranties and agreements between the Parties, whether oral or written, pertaining to the subject matter of this Agreement and the Claims. The Parties acknowledge that none of the Parties, their agents or their attorneys have made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject matter of this Agreement, to induce the Parties to execute this

Agreement, and acknowledge that the Parties have not executed this Agreement in reliance on any such promise, representation or warranty not contained herein.

13.9   Modification/Amendments. No provision of this Agreement may be altered, modified, or amended except by a subsequent writing signed by all Parties. The Parties agree that they will make no claim at any time that this Agreement has been orally altered or modified or otherwise changed by oral communications of any kind or character.

13.10   Severability. Except for the Release of Claims, should any provision of this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

13.11   Beneficiaries. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties, including predecessor and successor corporations, and past, present and future parent corporations, subsidiaries, affiliates affiliated companies, agents, representatives, officers, directors, employees, attorneys, shareholders, successors and assignees, your estate and heirs (collectively “Your Beneficiaries”), and all persons, natural or juridical, in privity with them or any of them. This means that in the event of your death, Your Beneficiaries shall (a) receive the benefits described in Articles 2 and 3 above, and (b) be subject to all the same terms and conditions as you under this Agreement.

13.12   Complete Defense. You understand and agree that if you breach this Agreement (including but not limited to the Release of Claims) (provided you will not be considered in breach unless you have received written notice of such breach), including but not limited to filing any claim or lawsuit against any of the Released Parties seeking any relief which has been released herein, the Release of Claims shall operate as a complete defense to such claims and all benefits provided herein shall cease, and you and Your Beneficiaries, and all persons in privity with them, may be required to reimburse the Released Parties for any damages and attorneys’ fees and costs incurred by the Released Parties. You further understand and agree that by entering into the Release pursuant to this Agreement, you are waiving his rights to pursue any and all Claims.

13.13   Cooperation. The Parties agree to do all acts and things and to make, execute and deliver such written instruments, as shall be reasonably required of each of them to carry out the terms and provisions of this Agreement and agree that time is of the essence.

13.14   Your Cooperation

13.14.1   You acknowledge and agree to provide the Company with any business information relating to your employment duties with the Company upon its request and to make yourself reasonably available to, and cooperate with, the Company and its respective representatives on an as needed basis with respect to any matter for which you had responsibility, about which you have knowledge, and/or in which you were engaged on behalf of the Company during your employment with the Company.

13.14.2   You further agree to reasonably cooperate with the Company in any internal investigation or administrative, regulatory, or judicial proceeding. You understand and agree that your cooperation may include, but not be limited to, making yourself available to the Company upon reasonable notice for interviews, and factual investigations, appearing at the Company’s request to provide testimony without the necessity of receiving a subpoena, volunteering to the Company pertinent information, and turning over to the Company all relevant documents which may come into your possession.

13.14.3   You understand and agree that you will not receive any additional compensation/consideration for complying with the provisions in this Article 14.14.

13.15   Continuing Duties. All covenants, agreements, representations and warranties, made herein, shall survive the termination of your employment and execution of this Agreement and are otherwise continuing duties, obligations, and responsibilities of the Parties. You further acknowledge and agree that the protection of the Released Parties’ Confidential Information, as defined in the Employment Agreement, survive the termination of your employment with the Company and you agree to comply with said terms and conditions.

13.16   Authorization to Sign and Competency to Waive Claim. Each person executing this Agreement warrants and represents that he has full authority to bind the corresponding Party to this Agreement. You represent that you are competent to execute this Agreement and knowingly and voluntarily enter into this Agreement. You certify that you are not a party to any bankruptcy, lien, creditor-debtor or other proceedings that would impair your right or ability to waive all claims you may have against the Company Released Parties.

13.17   Assignment. You shall not assign this Agreement or any rights under this Agreement or delegate any of your duties under this Agreement without the prior written consent of the Company, and any such purported assignment or delegation without such consent shall be null and void and of no force or effect and shall thereupon constitute a material breach of this Agreement by you. The Company may assign this Agreement and any of its rights and duties under this Agreement, without your consent, to any third party in its sole and absolute discretion, provided that (i) notice of such assignment shall be provided to you on a timely basis, and (ii) any such assignment by the Company shall not relieve the Company from any liability under this Agreement.

THE UNDERSIGNED HAVE READ THE FOREGOING AGREEMENT AND ACCEPT AND AGREE TO THE PROVISIONS CONTAINED HEREIN, AND HEREBY EXECUTE IT, KNOWINGLY AND VOLUNTARILY, AND WITH FULL UNDERSTANDING OF ITS CONSEQUENCES.

If this Agreement is acceptable to you, please sign and date below and return the original to the Company within [twenty-one (21)][forty-five (45)] days provided it is not before the first day after your Separation Date. The Company’s offer contained herein will automatically expire if the Company does not receive the fully signed Agreement within the required timeframe.

The Company wishes you good luck in your future endeavors.

Sincerely,

Payoneer Inc.

By:

AGREED:

John Caplan

Date: _______________

Exhibit 10.2

AMENDMENT NO. 1
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to the Amended and Restated Employment Agreement by and between Scott Galit (“Executive”) and Payoneer Inc., a Delaware corporation (the “Company”), dated as of June 25, 2021 (the “Original Agreement”), is entered into by and between the Company and Executive as of May 24, 2022, with effective date as of May 25, 2022 (the “Amendment Effective Date”).

WITNESSETH:

WHEREAS, the Company and Executive desire to amend the Original Agreement as provided herein to reflect Executive’s new position as Co-Chief Executive Officer of the Company and clarifying that such agreed upon change does not implicate the definition of Good Reason;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to modify the Original Agreement as set forth below. Defined terms used herein and not otherwise defined in their context have the meanings set forth in the Original Agreement.

1.       AMENDMENT TO THE ORIGINAL AGREEMENT.

a.       Section 1 of the Original Agreement is hereby amended and restated in its entirety as follows:

“Employment. The Company agrees to continue to employ the Executive and the Executive agrees to continue to be employed by the Company as of the Effective Date, on the terms and subject to the conditions hereinafter set forth. Subject to the terms and conditions contained herein, the Executive shall serve as the Chief Executive Officer (CEO) of the Company, reporting directly to the Board of Directors of the Company and in such capacity shall have such duties as are typically performed by a Company CEO, and as the Co-Chief Executive Officer (Co-CEO) of Payoneer Global Inc. (formerly known as, New Starship Parent Inc. and defined in the Original Agreement as “New Payoneer”) (herein and deemed revised in the Original Agreement, “Payoneer Global”), reporting directly to the Board of Directors of Payoneer Global, and, in such capacity shall have such duties as are typically performed by a Co-CEO, together with such additional duties as may be required from time to time by the Board of Directors of Payoneer Global.”

b.       The last sentence of Section 7(d) is hereby deleted and replaced with the following:

“ For purposes of this Agreement, the term “Good Reason” means: (i) any material diminution in the Executive’s title as Chief Executive Officer of the Company and/or Co-Chief Executive Officer of Payoneer Global, without, in any such case, Executive's prior written consent (other than a change effected in connection with the integration of the operations of the Company and/or Payoneer Global into the operations of any acquirer in connection with a sale event in which there is no adverse change in the Executive's authorities, duties and responsibilities following such sale event); (ii) any material diminution in the Executive's responsibilities or authority within the Company and/or Payoneer Global (after taking into account any changes in responsibilities or authority in connection with Executive’s new role as Co-Chief Executive Officer of Payoneer Global), without the Executive's prior written consent; or (iii) any material breach by the Company of this Agreement that is not remedied by the Company within 15 days after receipt of notice thereof.”

2.       CONFIRMATION. Executive acknowledges and accepts his new position as Co-Chief Executive Officer of Payoneer Global and, in so doing, hereby provides consent to the new position and related authorities, duties and responsibilities and waives any rights he may have to resign with “Good Reason” in accordance with Section 7(d) of the Original Agreement.

3.       RATIFICATION AS AMENDED. Except as amended by this Amendment, the terms and conditions of the Original Agreement are confirmed in all other respects, and the Original Agreement, as amended by this Amendment, shall continue in full force and effect. Any reference to the Agreement in the Original Agreement as amended by this Amendment shall mean the Original Agreement as amended by this Amendment. In the event of any inconsistency between the terms of the Original Agreement and the terms of this Amendment, the terms of this Amendment shall control to the extent necessary to resolve the inconsistency.

4.       OTHER PROVISIONS. Section 13 (“Severability and Governing Law”), and Section 17 (“Counterparts”) of the Original Agreement are incorporated by reference into this Amendment mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Original Agreement to be executed as of the day and year first above written.

PAYONEER INC.

By:	/s/ Michael Levine
Name:	Michael Levine
Title:	Chief Financial Officer

EXECUTIVE

/s/ Scott H. Galit
Scott H. Galit

[Signature Page to Amendment 1 to Scott Galit A&R Employment Agreement]

Exhibit 99.1

PRESS RELEASE DRAFT

Payoneer Appoints John Caplan as Co-CEO

Caplan to lead alongside Scott Galit as Payoneer invests to scale for long-term profitable growth

NEW YORK, May 25, 2022 – Payoneer (NASDAQ: PAYO), the commerce technology company powering payments and growth for the new global economy, today appointed John Caplan co-Chief Executive Officer and Director alongside current CEO Scott Galit, effective immediately. Galit and Caplan will lead the firm as co-CEOs during a transition period through the end of 2023, when Caplan will take the helm as CEO and Galit will continue in a strategic role.

Caplan will use his deep experience working with global companies to drive the Payoneer’s growth at scale, expand the company’s suite of products, and serve customers who are scaling businesses in today’s digital economy, all in close collaboration with Galit.

Caplan will assume leadership over the business organization and core corporate functions. Galit will continue to oversee Payoneer’s regulated activities and lead the delivery functions that underpin the business.

“I have known John professionally for several years and have great admiration and respect for his accomplishments and his values.  We share a vision of how the digital world is transforming global commerce, how SMBs have a bigger role to play, and how today’s great companies must be built around customer and employee centricity,” stated Scott Galit. “The opportunities in front of Payoneer and our customers are vast. The Board of Directors and I believe the next decade will require transformational leadership to match those opportunities. I am excited to partner with John as Payoneer continues to build a platform tailor-fit for the new global economy.”

Caplan is an executive, investor and entrepreneur with a track record of scaling companies in the digital economy. Most recently, he was President of North America and Europe at Alibaba.com, the cross-border B2B business unit of Alibaba Group. In this role, he helped lead its transformation into one of Alibaba Group’s fastest growing and most profitable business units. Caplan joined Alibaba’s team in 2017 following its acquisition of OpenSky, an SMB software platform he founded in 2009, which empowered ecommerce SMBs to optimize their distribution across marketplaces.

“I am delighted to welcome John to Payoneer. He is an inspiring leader and experienced company-builder,” said Avi Zeevi, Chairman of Payoneer. “Payoneer is a global brand trusted by millions of businesses in over 190 countries and territories worldwide. The Board is confident John and Scott will be a great team that will leverage Payoneer’s assets and current momentum to lead us into our next chapter of growth.”

“I’m thrilled to be joining Payoneer,” added John Caplan. “Payoneer has robust financials, an industry leading portfolio of services, a large and growing global customer base and a trusted partnership ecosystem that cannot be easily replicated. We have the can-do spirit, capability, trusted brand, talented and diverse global team to engage and serve businesses worldwide, and in doing so create shareholder value for many years to come.”

“This is the time for us to be even bolder as we continue to build. I am honored to partner with Scott and the Payoneer team to do just that, carrying on the company’s mission of bringing a universe of opportunities to businesses of any size, anywhere in the world.”

“Payoneer’s customers are the heartbeat of the entrepreneurial global economy. When they do well, local communities thrive.”

About Payoneer

Payoneer is the world's go-to partner for digital commerce, everywhere. From borderless payments to boundless growth, Payoneer promises any business, in any market, the technology, connections and confidence to participate and flourish in the new global economy.

Since 2005, Payoneer has been imagining and engineering a truly global ecosystem so the entire world can realize its potential. Powering growth for customers ranging from aspiring entrepreneurs in emerging markets to the world's leading digital brands like Airbnb, Amazon, Google, Upwork, and Walmart, Payoneer offers a universe of opportunities, open to you.

Forward-Looking Statements

This press release includes, and oral statements made from time to time by representatives of Payoneer, may be considered “forward-looking statements”. Forward-looking statements generally relate to future events or Payoneer’s future financial or operating performance, including, but not limited to, statements regarding the timing for the CEO transition, outlook, priorities, business strategy and plans, and expectations regarding future growth. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Payoneer and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to the occurrence of any of the risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements”, as well as any further risks and uncertainties contained, in Payoneer’s Annual Report on Form 10-K for the period ended December 31, 2021, and future reports that Payoneer may file with the SEC from time to time. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Payoneer does not undertake any duty to update these forward-looking statements.

Contacts

Investor contact
Investor Relations
investor@payoneer.com

Media contact
Irina Marciano
PR@Payoneer.com